Exhibit 3.2
AMENDED AND RESTATED BYLAWS OF
ARCHIPELAGO LEARNING, INC.
(a Delaware corporation)
As effective on November  , 2009
PREAMBLE
     These Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the certificate of incorporation of Archipelago Learning, Inc., a Delaware corporation (the “Corporation”), then in effect (the “Certificate of Incorporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation, such provisions of the DGCL or the Certificate of Incorporation, as the case may be, will be controlling.
ARTICLE I
Offices
     SECTION 1. Registered Office. The registered office of the Corporation shall be fixed in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (as so amended and/or restated, the “Certificate of Incorporation”).
     SECTION 2. Other Offices. The Corporation’s Board of Directors (the “Board of Directors”) may at any time establish other offices at any place or places where the Corporation is qualified to do business or as the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
     SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such place, date and time, within or without the State of Delaware, as the Board of Directors shall determine.
     SECTION 2. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be held only upon call by the Board of Directors, the Chief Executive Officer or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such place, date and time, within or without the State of Delaware, as may be specified by such body or person or persons in such call. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

     SECTION 3. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place (if any), date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held. Only business within the purpose or purposes described in the notice may be conducted at a special meeting of stockholders.
     SECTION 4. Postponement and Cancellation of Meeting. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board of Directors may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.
     SECTION 5. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
     SECTION 6. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.
     SECTION 7. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice Chairman, if any, or if none or in the Vice Chairman’s absence the President, if any, or if none or in the President’s absence a Vice President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant

Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The Board of Directors may adopt before a meeting such rules for the conduct of the meeting, including an agenda and limitations on the number of speakers and the time which any speaker may address the meeting, as the Board of Directors determines to be necessary or appropriate for the orderly and efficient conduct of the meeting. Subject to any rules for the conduct of the meeting adopted by the Board of Directors, the person presiding at the meeting may also adopt, before or at the meeting, rules for the conduct of the meeting.
     SECTION 8. Voting; Proxies; Required Votes; Action by Written Consent.
(a)	General. At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws.

(b)	Director Elections. At all elections of directors the voting may but need not be conducted by written ballot. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast (which includes votes withheld) against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes to be cast at any meeting of stockholders for which the election of directors is “contested” by one or more stockholders. For purposes of this Section 8(b), an election of directors is “contested” if (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 10 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first furnishes its notice of meeting for such meeting to the stockholders. The election of directors at such meeting of stockholders shall for all purposes remain “contested” under this Section 8(b) (and the plurality voting rule shall continue to apply) even if the stockholder nominating such director candidate withdraws the nomination of such candidate on any date after the Corporation first furnishes its notice of meeting to stockholders but before the date the meeting is held.

(c)	All Other Matters. Except as otherwise required by law or the Certificate of Incorporation, any other action of the stockholders shall be authorized by the vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

(d)	Actions by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may only be effected at a duly called annual or special meeting of the stockholders of the Corporation, and may not be effected by the stockholders in writing in lieu of such a meeting, unless such action by written consent of stockholders is unanimously recommended by the directors of the Corporation then in office.
     SECTION 9. Advance Notification of Business to be Transacted at Meetings of Stockholders. To be properly brought before the annual or any special meeting of the stockholders, any business to be transacted at an annual or special meeting of stockholders must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to notice of and to vote at the meeting and (ii) who complies with the advance notice procedures set forth in this Section 9. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting, the foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 10, and this Section 9 shall not be applicable to nominations.
     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s written notice must to the Secretary of the Corporation be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the

Corporation made on the EDGAR system of the U.S. Securities and Exchange Commission (“SEC”) or any similar public database maintained by the SEC), whichever first occurs.
     To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth as to each matter such stockholder proposes to bring before a meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such stockholder; (iv) any derivative positions held or beneficially held, directly or indirectly, by such stockholder; (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the Corporation; (vi) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (vii) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has or shares a right to vote any shares of any security of the Corporation; (viii) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (ix) any pending or threatened litigation in which such stockholder is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (x) any material transaction occurring during the prior twelve months between such stockholder, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand; (xi) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting; and (xii) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents by such stockholder in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder.
     This Section 9 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual or any special meeting of the stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 9; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any such business. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 9, and if such officer shall so determine, such officer shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.
     SECTION 10. Advance Notification of Nominations for Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the rights, if any, of the holders of shares of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. All nominations of persons for election to the Board of Directors shall be made at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the advance notice procedures set forth in this Section 10. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.
     In addition to any other applicable requirements, for a director nomination to be properly made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s written notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of: (x) an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the Corporation made on the EDGAR system of the SEC or any similar public database maintained by the SEC), whichever first occurs; and (y) a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting is first given or made (which for this purpose shall include any and all filings of the corporation made on the EDGAR system of the SEC or any similar public database maintained by the SEC).
     To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth:
(a)	as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the corporation that are, directly or indirectly, owned beneficially or of record by the person, if any; (iv) any derivative positions held or beneficially held, directly or indirectly, by such stockholder; (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the stockholder, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the Corporation; (vi) a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines; (vii) any direct or indirect voting commitments or other arrangements of such person with respect to their actions as a director; and (viii) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings of the proposing stockholder required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

(b)	as to the stockholder giving the notice: (i) the name and record address of such stockholder proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such stockholder; (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, and any other material relationships, between such stockholder and each proposed nominee, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-

K if such stockholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; (iv) any derivative positions held or beneficially held, directly or indirectly, by such stockholder; (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the Corporation; (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (vii) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings of the proposing stockholder required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named or referred to as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information (which may include attending meetings to discuss the furnished information) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
     Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 10.
     Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was not made in accordance with the provisions of this Section 10, and if such officer shall also determine, such officer shall so declare to the meeting that any such defective nomination shall be disregarded.
     SECTION 11. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.
ARTICLE III
Board of Directors
     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation required to be exercised or done by the stockholders.
     SECTION 2. Qualification; Number; Term; Remuneration.
(a)	Each director shall be at least eighteen (18) years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall at all times be not less than three (3) nor more than eleven (11), the exact number of which shall be fixed from time to time by action of the Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b)	Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the annual meeting of stockholders of the year in which such director’s term expires and until their successors are elected and qualified or until their earlier resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

(c)	Directors may be reimbursed or paid in advance their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board then in office shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.
     SECTION 5. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.
     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.
     SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President or by a majority of the directors then in office.
     SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by telephoning or emailing the same or by delivering the same personally not later than the day before the day of the meeting.
     SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act, the President, or in the President’s absence or inability to act any Vice President who is a member of the Board of Directors, or in such Vice President’s absence or inability to act as chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary of the meeting.
     SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the letter of resignation.
     SECTION 11. Removal.

(a)	Notwithstanding any other provisions of the Certificate of Incorporation or these Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Certificate of Incorporation or the Bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed from office for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose, the notice for which states that the purpose or one of the purposes of the meeting is the removal of such director. For purposes of this Section 11, “cause” shall mean, with respect to any director, (i) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (ii) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (iii) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.

(b)	Any director may be removed from office without cause only by the affirmative vote of at least 75% of the outstanding shares of stock entitled to vote in an election of directors.

(c)	Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of the Corporation’s preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions (a) and (b) of this Section 12 shall not apply with respect to the director or directors elected by such holders of preferred stock.
     SECTION 12. Vacancies. Vacancies on the Board of Directors for any reason, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled only by the Board of Directors (and not by the stockholders) by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.
     SECTION 13. Attendance by Telephone. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     SECTION 14. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
ARTICLE IV
Committees
     SECTION 1. Appointment; Limitations. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment. No Committee of the Board shall take any action to amend the Certificate of Incorporation or these Bylaws, adopt any agreement to merge or consolidate the Corporation, declare any dividend or recommend to the stockholders a sale, lease or exchange of all or substantially all of the assets and property of the Corporation, a dissolution of the Corporation or a revocation of a dissolution of the Corporation. No Committee of the Board shall take any action which is required in these Bylaws, in the Certificate of Incorporation or by statute to be taken by a vote of a specified proportion of the whole Board of Directors.
     SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.
     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.
     SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.
ARTICLE V
Officers
     SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chief Executive Officer, one or more Vice

Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person unless specifically prohibited therefrom by law.
     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.
     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors, and any officer appointed by an executive officer or by a committee may be removed either with or without cause by the officer or committee who appointed him or her or by the Chairman or President.
     SECTION 4. Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.
     SECTION 5. President and Chief Executive Officer. The President shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this Article V; may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments; and shall have such other powers and authority as from time to time may be assigned by the Board of Directors.
     SECTION 6. Vice President. A Vice President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.
     SECTION 7. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

     SECTION 8. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.
     SECTION 9. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.
     SECTION 10. Other Officers. The President or Board of Directors may appoint other officers and agents for any Group, Division or Department into which this Corporation may be divided by the Board of Directors, with titles as the President or Board of Directors may from time to time deem appropriate. All such officers and agents shall receive such compensation, have such tenure and exercise such authority as the President or Board of Directors may specify. All appointments made by the President hereunder and all the terms and conditions thereof must be reported to the Board of Directors.
ARTICLE VI
Indemnification of Directors, Officers and Others
     SECTION 1. Indemnification of Directors, Officer and Others. (a) Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while serving as such director or officer, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans (an “Other Entity”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law (the “DGCL”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that, except as provided in the third paragraph hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation may enter into agreements with any such person for the purpose of providing for such indemnification.
     SECTION 2. Reimbursement and Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any current or former director or officer the funds necessary for payment of expenses (including attorney’s fees and disbursements) actually and reasonably incurred by such person in investigating, responding to, defending or testifying in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, to which such person becomes or is threatened to be made a party by reason of the fact that such person is or was, or is alleged to have been, a director or officer of the Corporation, or is or was, or is alleged to have been, serving at the request of the Corporation as a director or officer or in any other fiduciary capacity of or for any Other Entity; provided, however, that the Corporation may pay such expenses in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking, if such undertaking is required by the DGCL, by or on behalf of such person to repay such amount if it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified by the Corporation against such expenses. Expenses may be similarly advanced or reimbursed to persons who are and were not directors or officers of the Corporation in respect of their service to the Corporation or to any Other Entity at the request of the Corporation to the extent the Board of Directors at any time determines that such persons should be so entitled to advancement or reimbursement of such expenses, and the Corporation may enter into agreements with such persons for the purpose of providing such advances or reimbursement.
     SECTION 3. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
     SECTION 4. Preservation of Other Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of, and the Corporation is authorized to honor or provide, any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, which other right may provide indemnification and advancement in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.
     SECTION 5. Survival.
(a)	The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and administrators.

(b)	The provisions of this Article VI shall be a contract between the Corporation, on the one hand, and each person who was a director and officer at any time while this Article VI is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such person intend to be legally bound. Any repeal or modification of the provisions of this Article VI shall not adversely affect any right or protection of any director, officer, employee or agent of the Corporation existing at the time of such repeal or modification, regardless of whether a claim arising out of such action, omission or state of facts is asserted before or after such repeal or amendment.
     SECTION 6. Enforceability of Right to Indemnification. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. If a claim under Sections 1 and 2 of this Article VI is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified by the Corporation against any expenses reasonably incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part.
ARTICLE VII
Books and Records
     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws and by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.
     SECTION 3. Fixing Date for Determination of Stockholders of Record.
(a)	In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)	Provided that the Board of Directors has authorized stockholder action by written consent under Article II, Section 8(d) hereof, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c)	In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE VIII
Certificates Representing Stock
     SECTION 1. Certificates; Signatures; Rules and Regulations. There may be issued to each holder of fully paid shares of capital stock of the Corporation a certificate or certificates for such shares; however, the Corporation may issue uncertificated shares of its capital stock. Every holder of capital stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation. The Board of Directors may appoint one or more transfer agents for the Corporation’s capital stock and may make, or authorize such agent or agents to make, all such rules and regulations as are expedient governing the issue, transfer and registration of shares of the capital stock of the Corporation and any certificates representing such shares.
     SECTION 2. Transfers of Stock. The capital stock of the Corporation shall be transferred only upon the books of the Corporation either (a) if such shares are certificated, by the surrender to the Corporation or its transfer agent of the old stock certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or (b) if such shares are uncertificated, upon proper instructions from the holder thereof or such holder’s attorney lawfully constituted in writing, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Prior to due presentment for registration of transfer of a security (whether certificated or uncertificated), the Corporation shall treat the registered owner of such security as the person exclusively entitled to vote, receive notifications and dividends, and otherwise to exercise all the rights and powers of such security.
     SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.
     SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
ARTICLE IX
Dividends
     Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X

Ratification
     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.
ARTICLE XI
Corporate Seal
     The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.
ARTICLE XII
Fiscal Year
     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.
ARTICLE XIII
Waiver of Notice
     Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
ARTICLE XIV
Bank Accounts, Drafts, Contracts, Etc.

     SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by such primary financial officer.
     SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
     SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.
     SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.
ARTICLE XV
Amendments
     The Board of Directors shall have power to adopt, amend or repeal Bylaws. Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made, by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.
ARTICLE XVI
Miscellaneous

     When used in these Bylaws and when permitted by applicable law, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the DGCL, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail, and “address” shall include the recipient’s electronic address for such purposes.